UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 30, 2006
THERMOGENESIS CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-16375	94-3018487

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)
2711 Citrus Road
Rancho Cordova, California 95742
(Address and telephone number of principal executive offices) (Zip Code)
(916) 858-5100
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Section 1.01 Entry into a Material Definitive Agreement
     On January 30, 2006, ThermoGenesis Corp. (the “Company”) entered into an Equity Underwriting Agreement with Deutsche Bank Securities Inc. and Jefferies and Company, Inc. (collectively, the “Underwriters”), relating to the sale and issuance of an aggregate of 8,000,000 shares of the Company’s common stock. The Company also granted an option to the Underwriters to purchase up to an additional 800,000 shares within 30 days after the offering, to cover over-allotments, if any. The price to the public is to be $4.00 per share, and the net proceeds before expenses to the Company from the offering are expected to be approximately $30.1 million.
     A copy of the Equity Underwriting Agreement is attached hereto as Exhibit 1.1 and incorporated herein by reference.
Section 7 — Regulation FD Disclosure
Section 7.01 Regulation FD Disclosure
     On January 31, 2006, the Company issued a press release announcing the pricing of the offering. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Section 9 — Financial Statements and Exhibits
Section 9.01 Financial Statements and Exhibits

Exhibit No.	Exhibit Description
1.1	Equity Underwriting Agreement, dated January 30, 2006

99.1	Press release dated January 31, 2006, titled “ThermoGenesis Corp. Announces Pricing of Offering of Common Stock”

99.2	Prospectus Supplement, dated January 30, 2006

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMOGENESIS CORP.,
a Delaware Corporation

Dated: January 31, 2006	/s/ Matthew Plavan

Matthew Plavan,
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Equity Underwriting Agreement, dated January 26, 2006
99.1	Press release dated January 31, 2006, titled “ThermoGenesis Corp. Announces Pricing of Offering of Common Stock”
99.2	Prospectus Supplement, dated January 30, 2006

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